Exhibit 99.1

XO Group Reports Third Quarter 2014 Financial Results

- Third Quarter Revenue up 5.6%, up 9.0% Excluding Merchandise Revenue -

- GAAP Fully Diluted Earnings Per Share of $0.08 -

NEW YORK, Nov. 6, 2014 -- XO Group Inc. (the "Company") (NYSE: XOXO, xogroupinc.com), the premier consumer internet and media company devoted to weddings, pregnancy, and everything in between, today reported financial results for the three months ended September 30, 2014.

Total revenue for the third quarter of 2014 was $35.9 million, up 5.6% compared to the same period in the prior year. Net income for the quarter was $2.1 million or $0.08 per share. The Company ended the quarter with $85.7 million in cash, up from $79.4 million at June 30, 2014.

Total operating expenses were $26.7 million for the three months ended September 30, 2014, compared to $23.5 million during the corresponding period in 2013. The increase in operating expenses was driven by spending attributable to the transformation to a digital marketplace underway at the Company and included a Value Added Tax benefit. Excluding this item impacting comparability, Non-GAAP earnings per share were $0.09 for the quarter ended September 30, 2014.

"During the third quarter, we delivered stable revenue growth in our core advertising offerings and registry business, while continuing to make investments in our company that we feel will position us to better connect our audience and advertising partners. We believe these increased connections will lead to accelerated revenue growth in the years to come and enhanced long-term shareholder value," said Mike Steib, Chief Executive Officer.

"In addition, we made further progress on our plan to transform to a digital marketplace, which is underscored by our decision to exit both our wedding supplies fulfillment operations and our Ijie operations in China. We believe this will enable us to better focus on our transformation while continuing to serve the commerce needs of our couples through a partnership model. We thank our employees in Redding and in China for their important contributions over the years."

As previously disclosed, on October 24, 2014, the Company filed a Form 8-K announcing its plan to cease operations at its warehouse in Redding, California. The closure of the warehouse is expected to be complete by the end of the first quarter of 2015. The Company also announced today that it will be exiting its Ijie operations in China by the end of 2014. Additional details regarding the full impact of the announcement will be filed as soon as information is available.

Business Outlook

For the full year of 2014, the Company continues to expect single digit total revenue growth and increased year-over-year growth rates of operating expense above historical run rates.  The additional operating expense related to the strategic initiatives underway at XO is expected to be approximately $12-13 million in 2014.

Long-Term Financial Targets

The Company has updated its long-term financial targets to account for the change in its wedding supplies fulfillment and Ijie operations.

The Company is now targeting double digit revenue growth, gross margins of approximately 90-95%, and operating expense growth below revenue growth rates yielding adjusted EBITDA margins of at least 20%.

XO GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except for Per Share Data)
(Unaudited)

	Three Months Ended September 30,
	2014	2013
Net revenue:
National online sponsorship and advertising	$7,326	$6,932
Local online sponsorship and advertising	14,796	13,688
Total online sponsorship and advertising	22,122	20,620
Registry services	3,289	2,790
Merchandise	4,539	5,232
Publishing and other	5,908	5,326
Total net revenue	35,858	33,968
Cost of revenue:
Online sponsorship and advertising	365	430
Merchandise	2,833	3,005
Publishing and other	1,663	1,825
Total cost of revenue	4,861	5,260

Gross profit	30,997	28,708

Operating expenses:
Product and content development	8,569	7,108
Sales and marketing	10,842	9,528
General and administrative	5,389	5,745
Depreciation and amortization	1,868	1,075
Total operating expenses	26,668	23,456

Income from operations	4,329	5,252
Loss in equity interests	(68)	(55)
Interest and other income, net	57	41
Income before income taxes	4,318	5,238
Provision for income taxes	2,234	2,137

Net income	$2,084	$3,101
Net income per share:
Basic	$0.08	$0.13
Diluted	$0.08	$0.12
Weighted average number of shares used in calculating net earnings per share:
Basic	25,351	24,686
Diluted	25,670	25,879

XO GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except for Per Share Data)
(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Net revenue:
National online sponsorship and advertising	$21,777	$20,875
Local online sponsorship and advertising	43,745	40,652
Total online sponsorship and advertising	65,522	61,527
Registry services	7,954	6,373
Merchandise	13,159	15,411
Publishing and other	19,973	17,918
Total net revenue	106,608	101,229
Cost of revenue:
Online sponsorship and advertising	1,337	1,506
Merchandise	8,106	9,189
Publishing and other	5,920	6,267
Total cost of revenue	15,363	16,962

Gross profit	91,245	84,267

Operating expenses:
Product and content development	26,274	21,116
Sales and marketing	32,606	29,574
General and administrative	18,778	15,831
Depreciation and amortization	5,393	3,324
Total operating expenses	83,051	69,845

Income from operations	8,194	14,422
Loss in equity interests	(243)	(174)
Interest and other income, net	55	70
Income before income taxes	8,006	14,318
Provision for income taxes	3,551	5,456

Net income	$4,455	$8,862
Net income per share:
Basic	$0.18	$0.36
Diluted	$0.17	$0.35
Weighted average number of shares used in calculating net earnings per share:
Basic	25,159	24,591
Diluted	25,547	25,579

XO GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(Unaudited)

	September 30, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$85,683	$90,697
Accounts receivable, net	15,778	11,838
Inventories	1,620	2,374
Deferred production and marketing costs	586	475
Deferred tax assets, current portion	3,037	2,782
Prepaid expenses and other current assets	6,143	5,993
Total current assets	112,847	114,159
Long-term restricted cash and investments	3,124	2,599
Property and equipment, net	15,967	15,490
Intangible assets, net	3,200	3,357
Goodwill	42,436	38,500
Deferred tax assets	16,638	21,469
Investments	5,490	1,680
Other assets	296	495
Total assets	$199,998	$197,749
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,268	$12,420
Deferred revenue	16,353	14,864
Total current liabilities	27,621	27,284
Deferred tax liabilities	3,607	4,507
Deferred rent	5,338	5,914
Other liabilities	1,931	4,154
Total liabilities	38,497	41,859

Stockholders' equity:
Preferred stock	—	—
Common stock	269	270
Additional paid-in-capital	171,186	169,756
Accumulated other comprehensive loss	(248)	(204)
Accumulated deficit	(9,706)	(13,932)
Total stockholders' equity	161,501	155,890
Total liabilities and stockholders' equity	$199,998	$197,749

XO GROUP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in Thousands, Except for Per Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income	$2,084	$3,101	$4,455	$8,862
Provision for income taxes	2,234	2,137	3,551	5,456
Depreciation and amortization	1,868	1,075	5,393	3,324
Stock-based compensation expense	1,449	1,665	4,447	4,552
Loss in equity interests	68	55	243	174
Interest and other income, net	(57)	(41)	(55)	(70)
Severance charges(a)	-	-	1,354	-
Foreign VAT, interest and penalties(b)	(592)	-	(592)	-
Adjusted EBITDA	$7,054	$7,992	$18,796	$22,298
Depreciation and amortization	(1,868)	(1,075)	(5,393)	(3,324)
Stock-based compensation expense	(1,449)	(1,665)	(4,447)	(4,552)
Loss in equity interests	(68)	(55)	(243)	(174)
Interest and other income, net	57	41	55	70
Adjusted income before income taxes	3,726	5,238	8,768	14,318
Adjusted provision for income taxes(c)	1,423	2,137	3,349	5,456
Adjusted net income	$2,303	$3,101	$5,419	$8,862

Adjusted net income per diluted share	$0.09	$0.12	$0.21	$0.35

Diluted weighted average number of shares outstanding	25,670	25,879	25,547	25,579

Net cash provided by operating activities	$7,675	$5,788	$11,553	$15,354
Less: Capital expenditures	(1,329)	(1,862)	(3,973)	(4,661)
Free cash flow	$6,346	$3,926	$7,580	$10,693

(a)	Costs impacting comparability included in Operating expenses on the condensed consolidated statements of operations for the nine months ended September 30, 2014 include severance of approximately $1.4 million, representing (i) severance charges for certain executive officers and (ii) severance charges for the employees in our Los Angeles office. Of the total severance charges, $70,000 was recorded in Product and content development, $506,000 in Sales and marketing and $778,000 in General and administrative.

(b)	Included in "General and administrative" expenses on the condensed consolidated statements of operations for the three and nine months ended September 30, 2014 include a favorable adjustment for foreign value-added tax ("VAT"), interest and penalties of $592,000.

(c)	Adjusted provision for income taxes was calculated using the annual effective tax rate for each respective period, excluding discrete items.

Supplemental data tables (unaudited)

Local Advertising Metrics (excluding Two Bright Lights)

	Q3 2014	Q2 2014	Q1 2014	Q4 2013	Q3 2013
Profile Count	32,602	31,774	30,857	30,562	30,186
Vendor Count	24,304	23,682	23,064	22,755	22,562
Churn Rate(a)	22.8%	25.2%	27.0%	27.9%	29.4%
Avg. Revenue/Vendor(a)	$2,517	$2,516	$2,497	$2,474	$2,447

(a) calculated on a trailing twelve month basis

Stock Based Compensation

($000s)	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
Product and content	$382	$536
Sales and marketing	338	362
General and administrative	729	767
Total stock-based compensation	$1,449	$1,665

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 4:30 p.m. ET on Thursday, November 6, 2014, to discuss its third quarter 2014 financial results. Participants should dial (844) 824-7422 and use Conference ID# 17939880 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the Internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends. A replay of the call will be available at (855) 859-2056 or (404) 537-3406, conference ID# 17939880.

About XO Group Inc.

XO Group Inc. (NYSE: XOXO; http://www.xogroupinc.com) is the premier consumer internet and media company devoted to weddings, pregnancy and everything in between, providing couples and new parents with the trusted information, products and advice they need to guide them through the most transformative events of their lives. Our family of premium brands began with the number one wedding brand, The Knot, and has grown to include The Nest, The Bump and Ijie.com. XO Group is recognized by the industry for innovation in media — from the web to mobile, magazines, books and video. XO Group has grown its business to include online sponsorship and advertising, registry services, e-commerce and publishing. The Company is publicly listed on the New York Stock Exchange (XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our online wedding-related and other websites may fail to generate sufficient revenue to survive over the long term, (ii) we incurred losses for many years following our inception and may incur losses in the future, (iii) we may be unable to adjust spending quickly enough to offset any unexpected revenue shortfall, (iv) sales to sponsors or advertisers may be delayed or cancelled, (v) efforts to launch new technology and features may not generate significant new revenue or may reduce revenue from existing services, (vi) we may be unable to develop solutions that generate revenue from advertising delivered to mobile phones and wireless devices, (vii) the significant fluctuation to which our quarterly revenue and operating results are subject, (viii) the seasonality of the wedding industry, (ix) our e-commerce operations are dependent on Internet search engine rankings, and our ability to influence those rankings is limited, (x) the dependence of our registry services business on third parties, and (xi) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States  ("U.S. GAAP"), including adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP.  Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	Adjusted EBITDA represents U.S. GAAP net income (loss) adjusted to exclude, if applicable: (1) provision (benefit) for income taxes, (2) depreciation and amortization, (3) stock-based compensation expense, (4) impairment charges and asset write-offs, (5) loss in equity interests, (6) interest and other income, net (7) net loss attributable to non-controlling interest and (8) other items impacting comparability in the period.

•	Adjusted net income represents U.S. GAAP net income (loss), adjusted for incremental or unusual costs incurred in the current period, which may include: (1) impairment charges and asset write-offs, (2) executive severance and other restructuring charges and (3) the impact of certain foreign taxes, interest and penalties.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.
•	Free cash flow represents U.S. GAAP net cash provided by operations, less capital expenditures.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, adjusted EBITDA, adjusted net income, adjusted net income per diluted share and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income (loss) and net income (loss) per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release.

Contact:
Ivan Marmolejos
Investor Relations
(212) 219-8555 x1004
IR@xogrp.com